UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2016

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 7, 2016, NGL Energy Partners LP (the “Partnership”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Partnership, TransMontaigne Services LLC, a Delaware limited liability company (“Seller”), Gulf TLP Holdings, LLC, a Delaware limited liability company (“Buyer”), and ArcLight Energy Partners Fund VI, L.P., a Delaware limited partnership, pursuant to which the Partnership and Seller have agreed to sell to Buyer 100% of the membership interests in TransMontaigne GP L.L.C. (“TransMontaigne GP”) for $350.0 million in cash. TransMontaigne GP holds the 2% general partner interest and incentive distribution rights of TransMontaigne Partners L.P., a Delaware master limited partnership traded on the New York Stock Exchange.  The Purchase Agreement contains customary representations, warranties, indemnification obligations and covenants by the parties.  The transaction is expected to close by the end of January 2016, subject to certain closing conditions. In connection with the transaction, the Partnership is entering into certain other commercial relationships as further described in the press release attached as Exhibit 99.1 hereto.

Item 8.01. Other Events.

On January 8, 2016, the Partnership issued a press release announcing the transactions contemplated by the Purchase Agreement.  The press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: January 11, 2016		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 8, 2016.